UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6e(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

MoneyGram International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition of MoneyGram International, Inc. (the “Company”) pursuant to the Agreement and Plan of Merger, dated as of January 26, 2017, by and among the Company, Alipay (UK) Limited, Matrix Acquisition Corp. and Alipay (Hong Kong) Holding Limited:

(i) Letter to Employees from MoneyGram CEO Alexander Holmes

Dear Colleagues,

You may have seen newspaper ads and a press release issued today by Ant Financial discussing the merger agreement they have entered into with MoneyGram. You may also have seen recent media stories about the regulatory review process for this transaction, as well as the unsolicited proposal we received from Euronet Worldwide Brands. I am writing to give you a brief update on these matters.

Since entering into the merger agreement with Ant Financial earlier this year, we have been taking the necessary steps to move forward with this transaction. These actions include seeking the required regulatory approvals and, this past Tuesday, filing a revised proxy statement in conjunction with a special meeting at which we will seek MoneyGram stockholder approval of the transaction. The special stockholder meeting currently is scheduled for May 16 and we remain on track to complete the Ant Financial transaction in the second half of this year.

We also are in the process of sharing information with Euronet so they can make a formal proposal and then enable our Board of Directors to determine if such a proposal is “superior” under the terms of the merger agreement with Ant Financial. If the Board makes that determination, Ant Financial would then have a four-day window in which it could revise its offer. If there continue to be competing bids, at some point our Board would select the winning bidder and we would then move forward to complete a transaction with that company.

Our Board is continuing to recommend our merger agreement with Ant Financial and we are focused on fulfilling our obligations under that agreement. This includes informing regulators, government officials and all other interested parties about the tremendous emphasis we place on the security of our money transfer networks, the protection of personally identifiable customer information, and the measures we have in place to prevent our services from being used for fraudulent or improper activities. These functions would remain in place under the proposed acquisition with Ant Financial. Of course, none of our compliance efforts would be possible without the great work our employees do each and every day, and your unwavering commitment to protecting our customers.

Please be assured I will continue to provide you with updates as this process moves forward. In the meantime, the most important thing you can do is keep being the best MoneyGram employee you can be and stay focused on the task at hand – providing our customers and agents with the excellent service they have come to expect.

Thank you for your continued hard work and dedication to MoneyGram.

Sincerely,

Alex

Forward-Looking Statements

This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the Euronet proposal and MoneyGram’s board of directors’ review thereof, any future determination by MoneyGram’s board of directors, the likelihood of the merger with Ant Financial being consummated, and the likelihood of the Euronet proposal resulting in a definitive agreement on the terms thereof or at all. These statements are subject to numerous risks and uncertainties, including the risk that Euronet may withdraw or modify the terms of its proposal, many of which are beyond MoneyGram’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

Additional Information for Stockholders.

In connection with the proposed merger with Ant Financial, MoneyGram has filed an amended preliminary proxy statement and will file a definitive proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). In addition, MoneyGram may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the proxy statement(s) (when available) and other documents filed with the SEC by the Company, at the Company’s website, corporate.moneygram.com, or at the SEC’s website, www.sec.gov. The proxy statement(s) and other relevant documents may also be obtained for free from the Company by writing to MoneyGram International, Inc., 2828 North Harwood Street, 15th Floor, Dallas, Texas 75201, Attention: Investor Relations.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Proxy Statement on Schedule 14A for the 2016 annual meeting of stockholders for the Company, which was filed with the SEC on April 4, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the amended preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.